UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 8, 2021

Date of Report (Date of earliest event reported)

__________________

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

__________________

001-15943

(Commission File Number)

Delaware	06-1397316
(State of Incorporation)	(I.R.S. Employer Identification No.)

251 Ballardvale Street

Wilmington, Massachusetts 01887

(Address of Principal Executive Offices) (Zip Code)

781-222-6000

(Registrant’s Telephone Number, including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRL	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Senior Notes Offering

On March 8, 2021, Charles River Laboratories International, Inc. (the “Company”) issued a press release announcing commencement of a proposed notes offering of $1 billion aggregate principal amount of senior unsecured notes due 2029 and 2031 (the “Notes”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 9, 2021, the Company issued a press release announcing that it had priced its offering of $500,000,000 million aggregate principal amount of senior unsecured notes due 2029 (the “2029 Notes”) and $500,000,000 million aggregate principal amount of senior unsecured notes due 2031 (the “2031 Notes”). The 2029 Notes will bear interest at an annual rate of 3.750% and the 2031 Notes will be interest at an annual rate of 4.000%. The Company expects to close the offering of the Notes on March 23, 2021, subject to the satisfaction of customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Redemption of 5.500% Senior Notes due 2026

On March 8, 2021, the Company gave notice (the “Notice of Redemption”) of its intent to redeem all $500.0 million aggregate principal amount of its 5.500% Senior Notes due 2026 (the “2026 Notes”).

The 2026 Notes are expected to be redeemed on March 23, 2021 (the “Redemption Date”). In accordance with the terms of the 2026 Notes and the Indenture, dated as of April 3, 2018 between the Company and MUFG Union Bank, N.A., a national banking association, as trustee (the “Base Indenture”), as supplemented by the First Supplemental Indenture among the Company, the Guarantors party thereto and the trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), the 2026 Notes will be redeemed at a redemption price equal to 100.0% of the principal amount of the 2026 Notes, plus the applicable premium as of, and accrued and unpaid interest to, but excluding, the Redemption Date. The applicable premium will be calculated in accordance with terms of the 2026 Notes and Indenture.

The Notice of Redemption is subject to the consummation, on or prior to the Redemption Date, of one or more debt financings on terms and conditions satisfactory in all respects to the Company in its sole and absolute discretion, providing gross proceeds to the Company in an aggregate amount of at least $1 billion.

This Form 8-K does not constitute a notice of redemption with respect to the 2026 Notes under the Indenture.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 17, 2021, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

99.1	Press Release dated March 8, 2021 regarding commencement of a proposed notes offering.
99.2	Press Release dated March 9, 2021 regarding pricing of the notes offering.
101	Interactive Data Files pursuant to Rule 406 of Regulation S-T formatted in Inline eXtensible Business Reporting Language (“Inline XBRL”)
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 9, 2021	CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

	By:	/s/ Bobbie King
		Name:	Bobbie L. King Jr.
		Title:	Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 8, 2021 regarding commencement of a proposed notes offering.
99.2	Press Release dated March 9, 2021 regarding pricing of the notes offering.
101	Interactive Data Files pursuant to Rule 406 of Regulation S-T formatted in Inline eXtensible Business Reporting Language (“Inline XBRL”)
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)